UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 24, 2013

BTU International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-17297	04-2781248
(Commission File Number)	(IRS Employer Identification No.)

23 Esquire Road, N. Billerica, Massachusetts	01862
(Address of Principal Executive Offices)	(Zip Code)

(978) 667-4111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of BTU International, Inc. (the “Company”) was held in North Billerica, Massachusetts on May 24, 2013. At that meeting, the stockholders considered and acted upon the following proposals:

1. The Election of Directors. By the vote reflected below, the stockholders elected the following individuals to serve as directors until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (there were no broker non-votes):

	Votes For	Votes Withheld
Paul J. van der Wansem	6,358,750	179,552
Joseph F. Wrinn	6,137,056	401,246
John E. Beard	6,340,618	197,684
G. Mead Wyman	5,223,301	1,315,001
J. Samuel Parkhill	5,634,862	903,440
Bertrand Loy	6,327,166	211,136

2. Approval, on an Advisory Basis, of Executive Compensation (there were no broker non-votes):

For	Against	Abstained
6,246,066	205,599	86,637

3. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation (there were no broker non-votes):

One Year	Two Years	Three Years	Abstained
5,041,726	1,373,167	31,757	91,652

Based on the results of this vote, the Company will include an advisory vote on executive compensation in its proxy materials every year until the next required advisory vote on frequency.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2013

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	Chief Operating Officer and Principal Financial and Accounting Officer